PRUDENTIAL JENNISON MID-CAP GROWTH FUND, INC.

ARTICLES SUPPLEMENTARY

Prudential Jennison Mid-Cap Growth Fund, Inc., a Maryland corporation (the “Corporation”), having its principal office in Baltimore City, Maryland, hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST:                      Pursuant to authority expressly vested in the Board of Directors of the Corporation (the “Board of Directors”) by Article IV, Section 2 of the charter of the Corporation (the “Charter”), the Board of Directors has duly reclassified and designated the following authorized but unissued shares of stock of the Corporation as 125,000,000 additional shares of Class Z Common Stock, $.001 par value per share, of the Corporation (“Class Z Common Stock”), with the terms set forth in the Charter applicable to shares of Class Z Common Stock:

Class B Common Stock                                                                                     100,000,000 shares
Class X Common Stock                                                                                       25,000,000 shares

SECOND:                      (a)           Pursuant to authority expressly vested in the Board of Directors by Article IV, Section 2 of the Charter, the Board of Directors has duly reclassified and designated the following authorized but unissued shares of stock of the Corporation as 200,000,000 shares of Class Q Common Stock, $.001 par value per share, of the Corporation (“Class Q Common Stock”), with the terms set forth in these Articles Supplementary:

Class L Common Stock                                                                                       75,000,000 shares
Class M Common Stock                                                                                       75,000,000 shares
New Class X Common Stock                                                                                                  50,000,000 shares

(b)           Each share of Class Q Common Stock shall represent the same proportionate interest in the Corporation and has identical voting, dividend, liquidation and other rights as shares of Class A Common Stock, Class B Common Stock, Class C Common Stock, Class L Common Stock, Class M Common Stock, Class R Common Stock, Class X Common and Class Z Common Stock of the Corporation.

(c)           Notwithstanding the foregoing and anything in the Charter to the contrary, shares of Class Q Common Stock shall be issued and sold without any sales loads or charges, whether initial, deferred or contingent, or any combination thereof.  Shares of Class Q Common Stock may have such different exchange rights as the Board of Directors shall provide in compliance with the Investment Company Act of 1940, as amended.

THIRD:                      Prior to the reclassification and designation authorized by these Articles Supplementary, the total number of shares of all classes and series of stock which the Corporation had authority to issue was 2,000,000,000 shares, $.001 par value per share, having an aggregate par value of $2,000,000, classified and designated as follows:

Class A Common Stock                                                                                800,000,000 shares
Class B Common Stock                                                                                400,000,000 shares
Class C Common Stock                                                                                300,000,000 shares
Class L Common Stock                                                                                100,000,000 shares
Class M Common Stock                                                                                100,000,000 shares
Class R Common Stock                                                                                100,000,000 shares
Class X Common Stock                                                                                  50,000,000 shares
New Class X Common Stock                                                                                  50,000,000 shares
Class Z Common Stock                                                                                100,000,000 shares

FOURTH:                      As reclassified and designated hereby, the total number of shares of all classes and series of stock which the Corporation has authority to issue is 2,000,000,000 shares, $.001 par value per share, having an aggregate par value of $2,000,000, classified and designated as follows:

Class A Common Stock                                                                                800,000,000 shares
Class B Common Stock                                                                                300,000,000 shares
Class C Common Stock                                                                                300,000,000 shares
Class L Common Stock                                                                                  25,000,000 shares
Class M Common Stock                                                                                  25,000,000 shares
Class Q Common Stock                                                                                200,000,000 shares
Class R Common Stock                                                                                100,000,000 shares
Class X Common Stock                                                                                  25,000,000 shares
Class Z Common Stock                                                                                225,000,000 shares

FIFTH:                      The terms of shares of all other classes or series of stock of the Corporation (including the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption) are as provided in the Charter and remain unchanged by these Articles Supplementary.

SIXTH:                      These Articles Supplementary shall become effective upon filing with the State Department of Assessments and Taxation of Maryland.

[INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, Prudential Jennison Mid-Cap Growth Fund, Inc. has caused these presents to be signed in its name and on its behalf by its President and witnessed by its Assistant Secretary on October 7, 2010.

WITNESS:                                                      PRUDENTIAL JENNISON MID-CAP GROWTH FUND,INC.

/s/ Jonathan D. Shain                                                                By:           /s/ Judy A. Rice
Jonathan D. Shain,                                                                Judy A. Rice,
Assistant Secretary                                                                President

THE UNDERSIGNED, President of Prudential Jennison Mid-Cap Growth Fund, Inc., who executed on behalf of the Corporation the foregoing Articles Supplementary which this certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles Supplementary to be the corporate act of said Corporation and hereby certifies that to the best of her knowledge, information and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.

/s/ Judy A. Rice
Judy A. Rice, President